First Clover Leaf Financial Corp.

IMPORTANT SPECIAL MEETING INFORMATION 000004

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DESIGNATION (IF ANY)
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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 9:00 a.m., Eastern Time, on [•], 2016.

Vote by Internet

- Go to **www.investorvote.com/FCLF**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Special Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" Proposals 1, 2 and 3.

	For	Against	Abstain
1. To approve the Agreement and Plan of Merger (as amended, the "Merger Agreement"), dated as of April 26, 2016, between the Company and First Mid-Illinois Bancshares, Inc. ("First Mid"), pursuant to which the Company will merge with and into First Mid, and the transactions contemplated therein (the "merger proposal").	☐	☐	☐
2. To approve, on an advisory (non-binding) basis, the compensation that certain executive officers of the Company may receive in connection with the merger proposal pursuant to existing agreements or arrangements with the Company.	☐	☐	☐
3. To approve the adjournment of the Special Meeting to permit further solicitation in the event that an insufficient number of votes are cast to approve the Merger Agreement and the transactions contemplated therein.	☐	☐	☐

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B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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. Special Meeting of Stockholders [●], 2016 [●] local time This proxy is solicited by the Board of Directors I, the undersigned stockholder of First Clover Leaf Financial Corp. (the “Company”), having received notice of a special meeting of the stockholders, do hereby nominate, constitute and appoint, each of [●] and [●], my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, $0.10 par value, standing in my name on its books on [●], 2016, at a special meeting of the stockholders of the Company, to be held at [●], on [●], 2016, at [●], local time (the “Special Meeting”), and at any postponement or adjournment thereof, with all powers the undersigned would possess if personally present, as follows: The Board of Directors recommends you vote “FOR” Proposals 1, 2 and 3. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” Proposals 1, 2 and 3. FORM OF PROXY — FIRST CLOVER LEAF FINANCIAL CORP. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q